IVY FUND









                              DECLARATION OF TRUST

                             DATED DECEMBER 21, 1983



                                       AS

                              AMENDED AND RESTATED

                                December 10, 1992



                          Principal Place of Business:

                            700 South Federal Highway
                                    Suite 300
                              Boca Raton, FL 33432

                                TABLE OF CONTENTS

                                                                       Page
ARTICLE I -- Name and Definitions

Section 1. Name......................................................... 2
Section 2. Definitions.................................................. 2

ARTICLE II -- Purpose of Trust..................................... 4
----------------

ARTICLE III -- Shares

Section 1. Division of Beneficial Interest.............................. 4
Section 2. Class Designation............................................ 5
Section 3. Ownership of Shares.......................................... 7
Section 4. Investment in the Trust...................................... 7
Section 5. No Preemptive Rights......................................... 8
Section 6. Status of Shares and Limitation of
Personal Liability........................................... 8

ARTICLE IV -- The Trustees

Section 1. Election..................................................... 9
Section 2. Effect of Death, Resignation, etc.
of a Trustee................................................. 11
Section 3. Powers....................................................... 11
Section 4. Payment of Expenses by Trust................................. 16
Section 5. Ownership of Assets of the Trust............................. 17
Section 6. Advisory, Management and
Distribution................................................. 17

ARTICLE V -- Shareholders' Voting-Powers and Meetings

Section 1. Voting Powers................................................ 19
Section 2. Voting Power and Meetings.................................... 21
Section 3. Quorum and Required Vote..................................... 21
Section 4. Action by Written Consent.................................... 22
Section 5. Additional Provisions........................................ 23

ARTICLE VI - Distributions Redemptions and-Repurchases

Section 1. Distributions................................................ 23
Section 2. Redemptions and Repurchases.................................. 24
Section 3. Redemptions at the Option of
the Trust.................................................... 25

ARTICLE VII -- Compensation and Limitation of Liability of Trustees

Section 1. Compensation................................................. 26
Section 2. Limitation of Liability...................................... 26

ARTICLE VIII -- Indemnification

Section 1. Trustees, Officers, etc...................................... 27
Section 2. Compromise Payment........................................... 29
Section 3. Indemnification.............................................. 30
Section 4. Shareholders................................................. 31

ARTICLE IX -- Miscellaneous

Section 1. Trustees, Shareholders, etc. Not
Personally Liable; Notice.................................... 32
Section 2. Trustee's Good Faith Action.................................. 33
Section 3. Liability of Third Persons Dealing
With Trustees................................................ 33
Section 4. Duration and Termination of Trust............................ 34
Section 5. Filing of Copies, References,
Headings..................................................... 35
Section 6. Applicable Law............................................... 35
Section 7. Amendments................................................... 36

                                  AGREEMENT AND
                              DECLARATION OF TRUST

                                       OF

                                    IVY FUND

                             DATED December 21, 1983

                             As Amended and Restated

                                December 10, 1992

     AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST made on this 10th day of December, 1992 by John S. Anderegg, Jr., Paul H. Broyhill, Stanley Channick, Dale R. Congram, Frank W. DeFriece, Jr., Michael G. Landry, Glenn A. Miller, James P. O'Donnell, Michael R. Peers, Joseph G. Rosenthal, Richard N. Silverman, and James B. Swan (the "Trustees");
         WHEREAS, there has heretofore been established a trust under the name "Ivy Fund," for the investment and reinvestment of funds contributed thereto;
         WHEREAS, a written instrument was filed with the Secretary of State of the Commonwealth of Massachusetts, dated February 3, 1984 amending certain provisions of the Agreement and Declaration of Trust:
         WHEREAS, at a special meeting of Trust Shareholders held on November 17, 1992, the Shareholders of the Trust approved certain amendments to the Agreement and Declaration of Trust;
         WHEREAS, the Trustees desire to amend and restate such Agreement and Declaration of Trust to reflect these changes as approved by the Shareholders; and
         WHEREAS,  pursuant  to  Article  IX,  Section  7 of the  Agreement  and
Declaration of Trust, the amendment and restatement of the Agreement and Declaration of Trust has been approved as herein provided.
         NOW, THEREFORE, the Trustees declare that the Agreement and Declaration of Trust of this trust be amended and restated as follows:
                                    ARTICLE I
                              NAME AND DEFINITIONS

         Section 1. This Trust shall be known as "Ivy Fund", and the Trustee shall conduct the business of the Trust under that name or any other name as they may from time to time determine.


Definitions
         Section 2. Whenever used herein, unless otherwise required by the context, or specifically provided:


         (a) The "Trust" refers to the Massachusetts business trust established by this Agreement and Declaration of Trust, as amended from time to time;


         (b) "Trustees" refers to the Trustees of the Trust and their successor or successors for the time being in office as such Trustees;


         (c) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one series of Shares is authorized by the Trustees, the equal proportionate transferable units into which each series of Shares shall be divided from time to time;


         (d)       "Shareholder" means a record owner of Shares;


         (e) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;


         (f) The terms "Affiliated Person", "Assignment", "Commission", "Interested Person", "Principal Underwriter" and "Majority Shareholder Vote" (the 67% or 50% requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) shall have the meanings given them in the 1940 Act;


         (g) "Declaration of Trust" shall mean this Agreement and Declaration of Trust as amended or restated from time to time;


         (h) "Bylaws" shall mean the Bylaws of the Trust as amended from time to time; and


         (i) "Class" means one of the one or more classes established and designated from time to time by the Trustees pursuant to Section 2 of Article III hereof.


                                   ARTICLE II
                                PURPOSE OF TRUST

         Section 1. The Shares of the Trust shall be issued in one or more separate and distinct series or Classes as the Trustees may, without shareholder approval, authorize. Each series shall be preferred over all other series in respect of the assets allocated to that series. The beneficial interest in each series shall at all times be divided into Shares, without par value, each of which shall represent an equal proportionate interest in the series with each other Share of the same series, none having priority or preference over another. The number of Shares authorized shall be unlimited. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the series.


Class Designation
         Section 2. The Trustees, in their discretion, may authorize the division of the Shares of the Trust, or, if any series be established, the Shares of any series, into two or more Classes, and the different Classes shall be established and designated, and the variations in the relative rights and preferences as between the different Classes shall be fixed and determined, by the Trustees; provided, that all Shares of the Trust or of any series shall be identical to all other Shares of the Trust or the same series, as the case may be, except that there may be variations between different Classes as to allocation of expenses, rights of redemption, special and relative rights as to distributions and on liquidation, conversion rights, and conditions under which the several Classes shall have separate voting rights. All references to Shares in this Declaration shall be deemed to be Shares of any or all Classes as the context may require.


         If the Trustees shall divide the Shares of the Trust or any series into two or more Classes, the following provisions shall be applicable.


         (a) All provisions herein relating to the Trust, or any series of the Trust, shall apply equally to each Class of Shares of the Trust or of any series of the Trust, except as the context requires otherwise.


         (b) The number of Shares of each Class that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares of the Trust or any series of any Shares previously issued and reacquired of any Class of the Trust or of any series into one or more Classes that may be established and designated from time to time. The Trustees may hold as treasury Shares (of the same or some other Class), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Class reacquired by the Trust at their discretion from time to time.


         (c) Liabilities, expenses, costs, charges and reserves related to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular Class may be charged to and borne solely by such Class and the bearing of expenses solely by a Class of shares may be appropriately reflected (in a manner determined by the Trustees) and cause differences in the net asset value attributable to, and the distribution, redemption and liquidation rights of, the Shares of different Classes. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Classes for all purposes.


         (d) The establishment and designation of any Class of Shares shall be effective upon the execution of a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such Class, or as otherwise provided in such instrument. The Trustees may, by an instrument executed by a majority of their number, abolish any Class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.


Ownership of Shares
         Section 3. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each series or Class thereof and as to the number of Shares of each series or Class thereof held from time to time by each Shareholder.


Investment in the Trust
         Section 4. The Trustees shall accept investments in the Trust from such persons and an such terms and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as they from time to time authorize.


         All consideration received by the Trust for the issue or sale of Shares of each series, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of Shares with respect to which the same were received by the Trust for all purposes, subject only to the rights of creditors and to the terms and conditions of each Class (if any) of that series, and shall be so handled upon the books of account of the Trust and are herein referred to as "assets of" such series.


No Preemptive Rights
         Section 5. Shareholders shall have the preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.


Status of Shares and Limitation of Personal Liability
         Section 6. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having became a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.


                                   ARTICLE IV
                                  THE TRUSTEES

     Section 1. The initial Trustees shall be John S. Anderegg, Jr., R. Michael Burns, Stanley Channick, Roy T. Glauber, Michael R. Peers, Richard N. Silverman and William M. Watson.

         At a date and time fixed by the Trustees which shall be prior to the effective time of the sale of assets and liabilities of Ivy Fund, Inc. to the Trust and the issuance of Trust Shares in exchange therefor pursuant to a plan of reorganization, Ivy Fund, Inc., as sole shareholder of the Trust and acting with the authorization of its own shareholders, shall elect Trustees to hold office in accordance with the provisions of this Amended and Restated Declaration of Trust.


         A Trustee shall hold office during the lifetime of this Trust or until he or she sooner dies, resigns, is removed or becomes disqualified. Any Trustee may resign his trust by written instrument signed by him and delivered to the other Trustees which shall take effect upon such delivery or upon such later date as is specified therein. Any Trustee may be removed at any time by a written instrument signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective. Any Trustee who requests in writing to be retired or who has become mentally or physically incapacitated may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement. Any Trustee may be removed at any meeting of Shareholders of the Trust by a vote of two-thirds of the outstanding Shares.


Effect of Death, Resignation, etc. of a Trustee
         Section 2. The death, declination, resignation, disqualification, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Amended and Restated Declaration of Trust.


Powers
         Section 3. Subject to the provisions of this Amended and Restated Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt Bylaws not inconsistent with this Amended and Restated Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders; they may fill vacancies in or add to their number subject to the provisions of Section 16(a) of the 1940 Act, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may determine; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent or a Shareholder servicing agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.


         Without limiting the foregoing, the Trustees shall have power and authority:


                  (a) To invest and reinvest cash, and to hold cash uninvested;
                  (b) To sell, exchange,  lend, pledge,  mortgage,  hypothecate, write options on and lease any or all of the assets of the Trust;
                  (c) To  vote  or give  assents,  or  exercise  any  rights  of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;
                  (d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;
                  (e) To hold any security or property in a form not  indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depositary or a nominee or nominees or otherwise;
                  (f) To allocate assets,  liabilities and expenses of the Trust to a particular series of Shares (or Class thereof) or to apportion the same among two or more series (or Classes thereof), provided that any liabilities or expenses incurred by a particular series of Shares (or Class thereof) shall be payable solely out of the assets of that series (or Class thereof);
                  (g)  To  consent  to  or  participate  in  any  plan  for  the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale or property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;
                  (h) To join with other  security  holders in acting  through a committee depository, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;
                  (i) To  compromise,  arbitrate or otherwise  adjust  claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;
                  (j)  To  enter  into  joint   ventures,   general  or  limited
         partnerships and any other combinations or associations;
                  (k)       To borrow funds;
                  (l) To endorse or guarantee  the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all such obligations;
                  (m) To purchase  and pay for  entirely  out of Trust  property such insurance as they may deem necessary or appropriate for the conduct of the business, including without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investments advisers or managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or manager, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability; and
                  (n)  To  pay  pensions  for   faithful   service,   as  deemed
         appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.


         The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees. Except as otherwise provided herein or from time to time in the Bylaws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, or by written consents of a two-thirds majority of the Trustees then in office.


Payment of Expenses by Trust
         Section 4. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser or manager, principal underwriter, auditor, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, provided, however, that all expenses, fees, charges, taxes and liabilities incurred or arising in connection with a particular series of Shares shall be payable solely out of the assets of that series.


Ownership of Assets of the Trust
         Section 5. Title to all of the assets of each series of Shares or Class thereof and of the Trust shall at all times be considered as vested in the Trustees.


Advisory, Management and Distribution
         Section 6. Subject to a favorable Majority Shareholder Vote, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services with any corporation, trust, association or other organization (the "Manager"), every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments. The Trustees may also, at any time and from time to time, contract with the Manager or any other corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine.


         The fact that:
                  (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that


                  (ii) any corporation, trust, association or other organization with which an advisory or management contract or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                    ARTICLE V
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

         Section 1. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article IV, Section 1, (ii) with respect to any Manager as provided in Article IV, Section 6, (iii) with respect to any termination of this Trust to the extent and as provided in Article IX, Section 4, (iv) with respect to any amendment of this Amended and Restated Declaration of Trust to the extent and as provided in Article IX, Section 7, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, (vi) for the removal of Trustees as provided in Article IV,
Section 1 and (vii) with respect to such additional matters relating to the Trust as may be required by law, this Amended and Restated Declaration of Trust, the Bylaws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. Notwithstanding any other provision of this Amended and Restated Declaration of Trust, on any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall be voted by individual series or Class, as appropriate, except (1) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual series or Classes; and (2) when the Trustees have determined that the matter affects only the interests of one or more series or Classes, then only Shareholders of such series or Classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Amended and Restated Declaration of Trust or the Bylaws to be taken by Shareholders.


Voting Power and Meetings
         Section 2. Meetings of the Shareholders may be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of 30 days after written application by Shareholders holding at least 10% of the Shares then outstanding requesting a meeting to be called for a purpose requiring action by the Shareholders as provided herein or in the Bylaws, then Shareholders holding at least 10% of the Shares then outstanding may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees.


Quorum and Required Vote
         Section 3. A majority of Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provisions of law or of this Amended and Restated Declaration of Trust permits or requires that holders of any series shall vote as a series or any Class shall vote as a Class, then a majority of the aggregate number of Shares of that series or Class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or Class. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of this Amended and Restated Declaration of Trust or the Bylaws, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Amended and Restated Declaration of Trust permits or requires that. the holders of any series or Class shall vote as a series or Class, then a majority of the Shares of that series or Class voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that series or Class is concerned. Notwithstanding anything to the contrary contained herein, a plurality of each series shall be required to elect a Trustee.


Action by Written Consent
         Section 4. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Amended and Restated Declaration of Trust or the Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.


Additional Provisions
         Section 5. The Bylaws may include further provisions of Shareholders' votes and meetings and related matters.


                                   ARTICLE VI
                   DISTRIBUTIONS, REDEMPTIONS AND REPURCHASES

         Section 1. The Trustees may each year, or more frequently if they so determine, distribute to the Shareholders of each series or Class thereof such income and capital gains, accrued or realized, as the Trustees may determine, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with good accounting practices. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Distributions of each year's income of each series (or Class thereof) shall be distributed pro rata to Shareholders in proportion to the number of Shares of each series (or Class thereof) held by each of them. Such distributions shall be made in cash or Shares or a combination thereof as determined by the Trustees. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with the Bylaws.


Redemptions and Repurchases
         Section 2. The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of any certificate for the Shares to be purchased, a proper instrument of transfer and a request directed to the Trust or a person designated by the Trust that the Trust purchase such Shares, or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, as next determined in accordance with the Bylaws. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made. The obligation set forth in this Section 2 is subject to the provision that in the event that any time the New York Stock Exchange is closed for other than customary weekends or holidays, or, if permitted by rules of the Commission, during periods when trading on the Exchange is restricted or during any emergency which makes it impractical for the Trust to dispose of its investments or to determine fairly the value of its net assets, or during any other period permitted by order of the Commission for the protection of investors, such obligation may be suspended or postponed by the Trustees. The Trust may also purchase or repurchase Shares at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made.


Redemptions at the Option of the Trust
         Section 3. The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof as determined in accordance with the Bylaws: (i) if at such time such Shareholder owns fewer Shares than, or Shares having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such Shareholder owns Shares of a particular series of Shares or Class thereof equal to or in excess of a percentage of the outstanding Shares of that series or Class thereof determined from time to time by the Trustees; or (iii) to the extent that such Shareholder owns Shares of the Trust representing a percentage equal to or in excess of such percentage of the aggregate number of outstanding Shares of the Trust or the aggregate net asset value of the Trust determined from time to time by the Trustees.


                                   ARTICLE VII
              COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES

         Section 1. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.


Limitation of Liability
         Section 2. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, manager or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.


         Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.


                                  ARTICLE VIII
                                 INDEMNIFICATION

         Section 1. The Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding (a) not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or (b) to be liable to the Trust or its Shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article, provided, however, that either (a) such Covered Person shall have provided appropriate security for such undertaking, (b) the Trust shall be insured against losses arising from any such advance payments or (c) either a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter), or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial type inquiry) that there is reason to believe that such Covered Person will be found entitled to indemnification under this Article.


Compromise Payment
         Section 2. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication by a court, or by any other body before which the proceeding was brought, that such Covered Person either (a) did not act in good faith in the reasonable belief that his action was in the best interests of the Trust or (b) is liable to the Trust or its Shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, indemnification shall be provided if (a) approved as in the best interests of the Trust, after notice that it involves such indemnification, by at least a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter) upon a determination, based upon a review of readily available facts (as opposed to a full trial type inquiry) that such Covered Person acted in good faith in the reasonable belief that his action was in the best interests of the Trust and is not liable to the Trust or its Shareholders by reasons of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or (b) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial type inquiry) to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust and that such indemnification would not protect such Person against any liability to the Trust to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Any approval pursuant to this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.


Indemnification Not Exclusive
         Section 3. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which such Covered Person may be entitled. As used in this Article VIII, the term "Covered Person" shall include such person's heirs, executors and administrators and a "disinterested Trustee" is a Trustee who is not an "interested person" of the Trust as defined in
Section 2(a)(19) of the Investment Company Act of 1940, as amended, (or who has been exempted from being an "interested person" by any rule, regulation or order of the Commission) and against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees or officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.


Shareholders
         Section 4. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability, but only out of the assets of the particular series or Class of Shares which he or she is or was a Shareholder.


                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 1. All Persons extending credit to, contracting with or having any claim against the Trust or a particular series or Class of Shares shall look only to the assets of the Trust or the assets of that particular series or Class of Shares for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Amended and Restated Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.


         Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers shall give notice that this Amended and Restated Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recital as he or she or they may deem appropriate, but the omission thereof shall not operate to bind any Trustee or Trustees or officer or officers or Shareholder or Shareholders individually.


Trustee's Good Faith Action, Expert Advice, No Bond or Surety
         Section 2. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall be liable for his or her own wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Amended and Restated Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.


Liability of Third Persons Dealing with Trustees
         Section 3. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.


Duration and Termination of Trust
         Section 4. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of Shareholders holding at least 66-2/3% of the Shares of each series entitled to vote or by the Trustees by written notice to the Shareholders. Any series of Shares may be terminated at any time by vote of Shareholders holding at least 66-2/3% of the Shares of such series entitled to vote or by the Trustees by written notice to the Shareholders of such series.


         Upon termination of the Trust or of any one or more series or Classes of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular series or Class as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the series or Class involved, ratably according to the number of Shares of such series or Class held by the several Shareholders of such series or Class on the date of termination.


Filing of Copies, References, Headings
         Section 5. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of The Commonwealth of Massachusetts and any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein," "hereof," and "hereunder" shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.


Applicable Law
         Section 6. This Amended and Restated Declaration of Trust is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.


Amendments
         Section 7. This Amended and Restated Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized to do so by vote of Shareholders holding a majority of the Shares entitled to vote, except that an amendment which shall affect the holders of one or more series or Classes of Shares but not the holders of all outstanding series or Classes shall be authorized by vote of the Shareholders holding a majority of the Shares entitled to vote of each series or Class affected and no vote of Shareholders of a series or Class not affected shall be required. Amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote.

         IN WITNESS WHEREOF, the undersigned has executed this instrument this 10th of December, 1992.



/S/ JOHN S. ANDEREGG, JR.                   /S/ PAUL H. BROYHILL
John S. Anderegg, Jr.                       Paul H. Broyhill
  as trustee, not indivudally               as trustee, not individually
Dynamics Research Corp.                     Box 500, Glenview Park
60 Concord Street                           Lenior, NC  28645
Wilmington, MA  01887



/S/ STANLEY CHANNICK                         /S/ DALE R. CONGRAM
Stanley Channick                             Dale R. Congram
  as trustee, not individually               as trustee, not individually
The Whitestone Corp.                         Manulife Financial
One Bala Avenue, Suite 208                   2000 Mansfield, Suite 300
516 Holston Avenue                           Montreal, Quebec  H3A 2Y9
Bristol, TN  37620



/S/ FRANK W. DEFRIECE, JR.                   /S/ MICHAEL G. LANDRY
Frank W. DeFriece, Jr.                       Michael G. Landry
  as trustee, not individually               as trustee, not individually
Holston Plaza, Suite 208                     Mackenzie Investment
516 Holston Avenue                           Management Inc.
Bristonl, TN  37620                          700 South Federal Highway
                                             Suite 300
                                             Boca Raton, FL  33432



/S/ GLENN A. MILLER                          /S/ JAMES F. O'DONNELL
Glenn A. Miller                              James F. O'Donnell
  as trustee, not individually               as trustee, not individually
P.O. Box 25                                  Mackenzie Financial Corporation
370 King Street West, Suite 530              Toronto, Ontario  M53 3B5
Toronto, Ontario  M5V 1J9



/S/ MICHAEL R. PEERS                         /S/ JOSEPH G. ROSENTHAL
Michael R. Peers                             Joseph G. Rosenthal
  as trustee, not individually               as trustee, not individually
c/o Brattel Inc.                             110 Jardin Drive, Unit #12
44 School Street, Suite 415                  Concord, Ontario  L4K 2T7
Boston, MA  02108



/S/ RICHARD N. SILVERMAN                     /S/ JAMES B. SWAN
Richard N. Silverman                         James B. Swan
as trustee, not individually               as trustee, not individually
18 Bonnybrook Road                           Airspray International
Waban, MA  02168                             4701 North Federal Highway
                                             Pompano Beach, FL  33064